Exhibit 21.1

Legal Name	Jurisdiction of Incorporation
Ambipar Atendimento Médico Hospitalar Ltda.	Brazil
Ambipar C-Safety Comércio, Indústria e Serviços Ltda.	Brazil
Ambipar Flyone Serviço Aéreo Especializado, Comércio e Serviço Ltda.	Brazil
Ambipar Response Analytical S.A.	Brazil
Ambipar Response Control Environmental Consulting S.A.	Brazil
Ambipar Response Dracares Apoio Marítimo e Portuário S.A.	Brazil
Ambipar Response ES S.A.	Brazil
Ambipar Response Fauna e Flora Ltda.	Brazil
Ambipar Response Gás Ltda.	Brazil
Ambipar Response Geociências Ltda.	Brazil
Ambipar Response Geoweb Ltda.	Brazil
Ambipar Response Insurance - Atendimento a Seguros Ltda.	Brazil
Ambipar Response OGTEC Facilities Ltda.	Brazil
Ambipar Response OrbitGeo Ltda.	Brazil
Ambipar Response S.A.	Brazil
Ambipar Response Tank Cleaning S.A.	Brazil
Ambipar Response Waste Water Control Ltda.	Brazil
APW Ambiental e Transporte Ltda.	Brazil
Emergência Participações S.A.	Brazil
Fênix Emergências Ambientais Ltda.	Brazil
JM Serviços e Locações S.A.	Brazil
JM Serviços Integrados S.A.	Brazil
Lacerda e Lacerda Serviços de Transporte e Emergências Ambientais Ltda.	Brazil
RG Consultoria Técnica Ambiental Brasil Ltda.	Brazil
RG Response S.A.	Brazil
Ekman - Serviços Ambientais e Oceanograficos Ltda.	Brazil
Ambipar Response Marine S.A.	Brazil
Ambipar Response Industrial Services S.A.	Brazil
Ambipar Holding Canada Inc.	Canada
Emerge Hydrovac Inc.	Canada
First Response Inc	Canada
2491793 Ontario Inc.	Canada
Lynx Creek Industrial & Hydrovac Ltd.	Canada
Orion Environmental Services Ltd.	Canada
Orion Tank Solutions Ltd.	Canada
Ridgeline Canada, Inc.	Canada
DFA Contracting Ltd.	Canada
Ambipar Response Chile S.A.	Chile
Ambipar Response Chile SpA	Chile
Ambipar Response Servicios Mineros e Integrales S.A.	Chile
Ambipar Response Training S.A	Chile
Ambipar Response Colombia S.A.S.	Colombia
Ambipar Colombia S.A.S.	Colombia
Ambipar Holding Ireland Limited	Ireland
Ambipar Response Ireland Limited	Ireland
Ambipar Response Limited	Ireland
Ambipar Peru S.A.C	Peru
Witt O’Brien’s PR LLC	Puerto Rico
Navigate Communications Pte. Ltd.	Singapore

Navigate Response (Asia) Pte. Ltd.	Singapore
Ambipar Holdings (UK) Limited	United Kingdom
Ambipar Howells Consultancy Limited	United Kingdom
Ambipar Response Limited	United Kingdom
Ambipar Site Services Limited	United Kingdom
Groco 404 Ltd.	United Kingdom
Navigate PR Limited	United Kingdom
Navigate Response Limited	United Kingdom
Ambipar Holding USA, Inc.	United States
Ambipar Response AIE, LLC	United States
Ambipar Response CES, Inc.	United States
Ambipar Response EMS, Inc.	United States
Ambipar Response Intracoastal, LLC	United States
Ambipar Response OSE, LLC	United States
Ambipar Response PERS, LLC	United States
Ambipar Response SWAT, Inc.	United States
Ambipar Response L1 Inc.	United States
O'Brien's Response Management, LLC	United States
Strategic Crisis Advisors LLC	United States
Witt O'Brien's Insurance Services, LLC	United States
Witt O’Brien’s LLC	United States
Witt O'Brien's Payroll Management LLC	United States
Witt O'Brien's USVI, LLC	U.S. Virgin Islands
Ambipar Uruguay S.A.	Uruguay